Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2017

Tontitown, Arkansas, April 27, 2017...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $2,283,164 or diluted and basic earnings per share of $0.36 for the quarter ended March 31, 2017. These results compare to net income of $2,934,651 or diluted and basic earnings per share of $0.41 for the quarter ended March 31, 2016.

Operating revenues increased 5.6% to $109,404,531 for the first quarter of 2017 compared to $103,589,221 for the first quarter of 2016. The increase in operating revenues includes an increase in fuel surcharge revenue from $9,940,274 for the first quarter of 2016 to $15,801,816 for the first quarter of 2017 as fuel prices were significantly higher during the first quarter of 2017 compared to the first quarter of 2016.

Daniel H. Cushman, President of the Company, commented, “The first quarter of 2017 was somewhat of a continuation of the trends we experienced in 2016 where we saw higher costs and downward rate pressure from customers. While we have had some success in implementing cost reduction strategies, we have yet to achieve success in obtaining any significant rate increases from customers. In fact, the largest variance in our results during the first quarter of 2017, compared to the first quarter of 2016, has been the variance in our rates charged to customers. The impact of the continuous downward rate pressure experienced throughout 2016 is evident, as after a full year of monthly customer rate reductions, our average rate per mile has declined to a point well below that of last year at this time.

“Some of our customer base are beginning to show concern for future truck capacity due to the electronic logging device regulations that are scheduled to become effective in December of this year, and we believe industry capacity will begin to tighten as this timeframe approaches. These customers are looking to lock in multi-year rates while rates are at depressed levels. Other customers seem to be taking the position that the new regulations will not have an impact on their capacity needs as their current carrier base is already compliant with the regulations. These customers appear to be willing to accept the exposure that their current carrier base could begin to transfer capacity to other customers who were previously using non-compliant carriers, and now need a compliant carrier base. This could lead to certain customers having capacity pulled or capacity generally being less available to all shippers. We believe that compliant carriers, including us, are likely to witness better margin opportunities as non-compliant carriers exit the marketplace and capacity becomes less available.

“Although not as significant as the reduction experienced in rates, another major difference in our year-over- year financial operating performance relates to the lack of gains on the sale of company-owned equipment. During the first quarter of 2016, we reported $1.4 million in pre-tax gains from the sale of used equipment which compares to almost no equipment gain reported in the first quarter of this year. The used equipment market continues to be soft and due to our equipment fleet being one of the newest in the industry, we continued to use our equipment in our operations instead of selling that equipment for little to no gain. We did sell certain investments in marketable equity securities during the first quarter of this year and recognized non-operating pre-tax gains of $1.8 million, which compares to a small non-operating pre-tax loss on marketable equity security sales during last year’s first quarter.

“Our strategy for the remainder of 2017 includes efforts to continue to reduce operating costs and to seek new business opportunities at higher rates than some of our existing customer’s rates. We have already succeeded in replacing some freight in that endeavor, but it will take time to grow the business with those higher margin customers in order to offset the rate decreases experienced over the last year.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries

Key Financial and Operating Statistics

(unaudited)

	Quarter ended March 31,
	2017	2016

Revenue, before fuel surcharge	$93,602,715	$93,648,947
Fuel surcharge	15,801,816	9,940,274
	109,404,531	103,589,221

Operating expenses and costs:
Salaries, wages and benefits	25,904,215	27,482,330
Operating supplies and expenses	20,232,072	19,118,663
Rent and purchased transportation	43,122,782	37,387,040
Depreciation	10,671,391	9,176,736
Insurance and claims	4,696,261	4,058,436
Other	2,116,602	2,169,614
Gain on disposition of equipment	(629)	(1,389,834)
Total operating expenses and costs	106,742,694	98,002,985

Operating income	2,661,837	5,586,236

Interest expense	(976,619)	(822,322)
Non-operating income (loss)	2,052,160	(22,266)

Income before income taxes	3,737,378	4,741,648
Income tax expense	1,454,214	1,806,997

Net income	$2,283,164	$2,934,651

Diluted earnings per share	$0.36	$0.41

Average shares outstanding – Diluted	6,425,056	7,144,644

	Quarter ended March 31,
Truckload Operations	2017	2016
Total miles	60,124,609	57,362,679
Operating ratio (1)	97.24%	93.72%
Empty miles factor	6.81%	6.55%
Revenue per total mile, before fuel surcharge	$1.38	$1.43
Total loads	83,751	79,692
Revenue per truck per work day	$678	$678
Revenue per truck per week	$3,390	$3,390
Average company-driver trucks	1,281	1,379
Average owner operator trucks	631	511

Logistics Operations
Total revenue	$10,684,582	$11,541,840
Operating ratio	96.57%	96.24%

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1)

Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.